EXHIBIT 99
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NEWS RELEASE
For Immediate Release May 27, 2004

             EARTH SEARCH SCIENCES ANNOUNCES NEW BOARD APPOINTMENTS

KALISPELL, MT- (Business Wire) May 27, 2004 - Earth Search Sciences, Inc. (OTCBB:EDIS) Earth Search Sciences, Inc. (ESSI) and Larry F. Vance, Chairman and Chief Executive Officer, are pleased to announce that ESSI's board of directors appointed R. Paul Gray and Timothy S Novak to the company's board, effective May 25, 2004. Also ESSI announces that David Grant, an interim director has resigned and will continue to consult to the Company and handle business development and operations.

Gray is the managing partner of Core Concepts, LLC. Previously, he was Treasurer, Secretary and Chief Financial Officer of Power 3 Medical Product, Inc. He also has practiced as a CPA with KPMG, Beers & Cutler and Ernst & Young.

Gray received his Bachelor of Science in Business Administration (BSBA) from West Virginia University.

Novak is a founding member of Core Concepts, LLC. Previously, he served as Regional Vice President for Women's Health Partners, Inc. He also serves as an independent consultant through Novak Ventures.

Novak received his Bachelor of Science Degree in biological sciences from Bowling Green University, and his Masters of Sciences in General Business Administration from Central Michigan University.

"ESSI is pleased to have Mr. Gray and Mr. Novak serve on our board of directors," says ESSI Chairman and CEO Larry F. Vance. "Their extensive business and accounting backgrounds complement the diversity and expertise of our board." I am confident that both Mr. Gray's and Mr. Novak's commitment to serve will benefit ESSI and its shareholders, employees and customers."

Contact:
Larry Vance, Chairman and CEO Earth Search Sciences Inc. (406) 751-5200 LVANCE@EARTHSEARCH.COM / WWW.EARTHSEARCH.COM
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